                                                                  EXHIBIT 11
                                  ARMCO INC.
                 COMPUTATION OF EARNINGS PER COMMON SHARE
(Dollars and shares in millions,                          Three Months Ended
except per share amounts)                                      March 31,
------------------------------------------------------------------------------
                                                            1997       1996
------------------------------------------------------------------------------
PRIMARY

Net income                                                 $  9.4     $  6.9
Preferred stock dividends                                    (4.5)      (4.5)
------------------------------------------------------------------------------
Net income applicable to common stock                      $  4.9     $  2.4
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Weighted average number of common shares                    106.7      106.4
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Earnings per common share                                  $ 0.05     $ 0.02
------------------------------------------------------------------------------

FULLY DILUTED*

------------------------------------------------------------------------------
Net income applicable to common stock                      $  9.4     $  6.9
------------------------------------------------------------------------------

Weighted average number of common shares                    106.7      106.4
Weighted average number of preferred shares on an
   "if converted" basis                                      22.7       22.7
------------------------------------------------------------------------------
Average common shares outstanding as adjusted               129.4      129.1
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Earnings per common share                                  $ 0.07     $ 0.05
------------------------------------------------------------------------------

Shares of stock outstanding at March 31,
     Common                                                 107.1      106.7
     Preferred - $2.10 Class A                                1.7        1.7
     Preferred - $3.625 Class A                               2.7        2.7
     Preferred - $4.50 Class B                                1.0        1.0

* Calculation of fully diluted income per share is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an antidilutive result, or is not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.